Exhibit 1.3

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF

                             AUDIO BOOK CLUB, INC.
--------------------------------------------------------------------------------
                                (present name)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted: (indicate article number(s) being amended, added or deleted)

     ARTICLE I, which is hereby amended to change the name of the corporation, shall read as follows:

          "The name of the corporation shall be:

               MediaBay, Inc."


SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:


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THIRD:    The date of each amendment's adoption: September 27, 1999

FOURTH:   Adoption of Amendment(s) (CHECK ONE)

     |X| The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

     |_| The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

               "The number of votes cast for the amendment(s) was/were sufficient for approval by ____________________________________."
                                                     voting group

     |_| The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

     |_| The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signed this 27 day of ____September___________, 1999__.

Signature   /s/ Norton Herrick
            -------------------------------------------------------------
            (By the Chairman or Vice Chairman of the Board of Directors,
            President or other officer if adopted by the shareholders)

                                       OR

                   (By a director if adopted by the directors)

                                       OR

              (By an incorporator if adopted by the incorporators)



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